Exhibit 3.1

DEAN HELLER Secretary of State 205 North Carson Street Carson City, Nevada 89701-4299 (778) 634 5708 Website: secretaryofstate.biz	Entity # E0249612006-2 Document Number 20060211520-09
Articles of Incorporation (PURSUANT TO NRS 78)	Date Filed: 4/4/2006 8:00:39 AM In the office of /s/ DEAN HELLER Dean Heller Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation	Allegiant Travel Company

2.	Resident Agent Name and Street Address (Must be a Nevada address where process may be served)	Linda Marvin Name
		3301 North Buffalo Drive, Suite B-9 Street Address	Las Vegas City	Nevada	89129 Zip Code
		Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares [ILLEGIBLE]	Number of shares with par value	105,000,000	Par Value: $	.001	Number of shares without par value

4.	Names & Addresses of Board of Directors/Trustees (each additional [ILLEGIBLE] is more than 3 [ILLEGIBLE]	1. Maurice J. Gallagher, Jr. Name
		3301 North Buffalo Drive, Suite 8 Street Address	Las Vegas City	Nevada State	89129 Zip Code
2. Robert L. Priddy Name
		3291 North Buffalo Drive, Suite 8 Street Address	Las Vegas City	Nevada State	89129 Zip Code
3. Declan Ryan Name
		Irelandia, 4th Floor, Research Bldg, NCI, IFSC Street Address	Dublin 1, Ireland City	State	Zip Code

5.	Purpose: [ILLEGIBLE]	The purpose of this Corporation shall be: Travel Company

6.	Names, Address and Signature of Incorporator (attach additional [ILLEGIBLE] is more than 1 incorporator)	Maurice J. Gallagher, Jr. Name	/s/ MAURICE J. GALLAGHER, JR. Signature
		3291 North Buffalo Drive, Suite 8 Street Address	Las Vegas City	Nevada State	89129 Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
		/s/ LINDA MARVIN Authorized Signature of R.A. or On Behalf of R.A. Company		3-28-2006 Date

        This form must be accompanied by appropriate fees.

ADDITIONAL INITIAL BOARD MEMBERS
Supplemental to NRS 78

Michael Falk	Comvest 1 No. Clematis Street #300 W. Palm Beach, FL 33401
John Redmond	Bellagio Executive Offices 3600 Las Vegas Blvd. So. Las Vegas, NV 89109

ARTICLES OF INCORPORATION
OF
ALLEGIANT TRAVEL COMPANY
(Pursuant to NRS 78)

I.
The name of the corporation is: ALLEGIANT TRAVEL COMPANY (the "Company")

II.
The name and address of the initial resident agent of the Company are: Linda Marvin, 3301 North Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129.

III.
The authorized capital stock of the Company shall consist of one hundred five million (105,000,000) shares of stock which are divided into classes and which have such designations, preferences, limitations and relative rights as follows:

          (a)   One hundred million (100,000,000) shares of common stock with a par value of one-tenth of one cent ($.001) per share, designated as "Common Stock".

          (b)   Five million (5,000,000) shares of preferred stock with a par value of one-tenth of one cent ($.001) per share.

  The Board of Directors of the Company shall be authorized and empowered, without shareholder approval and in the manner provided by law, to divide any or all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered and authorized to fix and determine, without shareholder approval and in the manner provided by law, the following provisions of the shares of such series:

            (1)   The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

            (2)   The annual rate of dividends, if any, payable on shares of such series, whether dividends shall be cumulative and the conditions upon which and the date as of which such dividends shall be accumulated on all shares of such series;

            (3)   The time or times when and the price or prices at which shares such series shall be redeemable, if at all, and the sinking fund provisions, if any, for purchase or redemption of such shares;

            (4)   The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Company;

            (5)   The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and

            (6)   Whether the shares of such series have voting rights and the extent of such voting rights, if any.

IV.
The shareholders of the Company shall not have any pre-emptive rights to subscribe to any issues or additional shares of stock of the Company.

V.
All shares of the Company's common stock that are reacquired by the Company shall, unless otherwise provided in a resolution by the Board of Directors, be held as treasury shares.

VI.
Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if documented by one or more written consents signed by persons who would be entitled to vote at such a meeting and who collectively own shares in the Company having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote were present and voted.

VII.
The name and address of the incorporator are: Maurice J. Gallagher, Jr., 3301 North Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129.

VIII.
The initial Board of Directors shall consist of members whose names and addresses are as follows:

  Maurice J. Gallagher, Jr., 3301 North Buffalo Drive, Suite B-9, Las Vegas, Nevada 89129
  Robert L. Priddy, 3291 North Buffalo Drive, Suite 8, Las Vegas, Nevada 89129
  Declan Ryan, Irelandia, 4th Floor, Research Building, NCI, IFSC, Dublin 1, Ireland
  Michael Falk, Comvest, 1 No. Clematis Street #300, W. Palm Beach, Florida 33401
  John Redmond, Bellagio Executive Offices, 3600 Las Vegas Blvd. So., Las Vegas, Nevada 89109

IX.
The personal liability of the Directors of the Company is hereby eliminated to the fullest extent permitted by the Nevada Revised Statutes, as the same may be amended and supplemented.

X.
At no time shall more than 25% of the voting interest of the Company be owned or controlled by persons who are not "citizens of the United States" (as such term is defined in Title 49, United States Code, Section 40102 and administrative interpretations thereof issued by the Department of Transportation or its successor, or as the same may be from time to time amended) ("Non-Citizens"). In the event that Non-Citizens shall own (beneficially or of record) or have voting control over any shares of capital stock of the Company, the voting rights of such persons shall be subject to automatic suspension to the extent required to ensure that the Company is in compliance with applicable provisions of law and regulations relating to ownership or control of a U.S. air carrier. The Bylaws shall contain provisions to implement this Article X, including, without limitation, provisions restricting or prohibiting transfer of shares of voting stock to Non-Citizens and provisions restricting or removing voting rights as to shares of voting stock

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  owned or controlled by Non-Citizens. Any determination as to ownership, control or citizenship made by the Board of Directors shall be conclusive and binding as between the Company and any stockholder for purposes of this Article X.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 28th day of March 2006.

/s/ MAURICE J. GALLAGHER, JR. MAURICE J. GALLAGHER, JR., Incorporator

        I, LINDA MARVIN, hereby accept appointment as Resident Agent for the above-named Company.

/s/ LINDA MARVIN LINDA MARVIN, Resident Agent

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